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                                 HALE AND DORR
                               COUNSELLORS AT LAW
                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                      (617) 526-6000 . FAX (617) 526-5000


                                October 28, 1996


Renaissance Solutions, Inc.
Lincoln North
55 Old Bedford Road
Lincoln, MA  01773

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering of an aggregate of 1,265,000 shares of Common Stock, $.0001 par value per share (the "Common Stock"), of Renaissance Solutions, Inc., a Delaware corporation (the "Company"), of which (i) 215,150 shares of Common Stock (including 165,000 shares of Common Stock subject to an over-allotment option granted by the Company to the Underwriters (as defined below)) will be issued and sold by the Company to the Underwriters, and (ii) 1,049,850 shares of Common Stock will be sold by certain stockholders of the Company (the "Selling Stockholders") to the Underwriters (such shares being hereinafter referred to as the "Shares"). The Shares include 664,850 shares (the "Warrant and Option Shares") which are issuable by the Company upon the exercise of outstanding warrants and options (the "Warrants and Options").

     The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Stockholders, and Hambrecht & Quist LLC, Cowen & Company and Robertson Stephens & Company, LLC (the "Underwriters"), the form of which has been filed as Exhibit 1 to the Registration Statement.

     We have acted as counsel for the Company in connection with the sale by the Company and the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, stock record books of the Company, a copy of the By-Laws of the Company, as


WASHINGTON, DC                     BOSTON, MA                     MANCHESTER, NH
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      HALE AND DORR IS A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
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Renaissance Solutions, Inc.
October 28, 1996
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amended, and a copy of the Amended and Restated Certificate of Incorporation of
the Company.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "Blue Sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are, or, in the case of the Warrant and Option Shares, when issued and sold in accordance with the terms of the Warrants and Options, will be, validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving
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Renaissance Solutions, Inc.
October 28, 1996
Page 3

such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                Very truly yours,

                                                /s/ Hale and Dorr

                                                HALE AND DORR